EXHIBIT 10.3
Execution Copy
FIFTH AMENDMENT
TO
INDEMNIFICATION AND REIMBURSEMENT AGREEMENT
This Fifth Amendment to INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of April 14, 2024, by and between (i) Honeywell International Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitee” or “Honeywell”), and (ii) Resideo Intermediate Holding Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitor”), amends that certain Indemnification and Reimbursement Agreement, dated October 14, 2018, by and between (A) Honeywell and (B) New HAPI Inc., a corporation organized under the Laws of the State of Delaware (subsequently assigned to Indemnitor), as amended from time to time prior to the date hereof (as so amended, the “Indemnification and Reimbursement Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indemnification and Reimbursement Agreement.
WITNESSETH:
     WHEREAS, concurrently with the execution of this Amendment, Holdings and the other parties named therein have entered into that certain Agreement and Plan of Merger, dated as of the date hereof, providing for the merger of a wholly-owned subsidiary of Holdings with and into Snap One Holdings Corp., with Snap One Holdings Corp. surviving such merger (as amended, the “Merger Agreement”);
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Indemnitor or certain Affiliates thereof intend to enter into an amendment to the Amended and Restated Credit Agreement, among Indemnitor, Homes Borrower, Homes, certain other subsidiaries of Homes named therein, the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (as amended prior to the date hereof, the “Existing Amended and Restated Credit Agreement”), pursuant to the terms of that certain commitment letter being executed concurrently herewith, a copy of which was provided to Honeywell 10:23 p.m. NY time on April 14, 2024 prior to the execution of this Amendment (such commitment letter, in the form so delivered and without giving effect to amendments thereto unless Honeywell shall consent thereto in writing, the “Commitment Letter,” and the Existing Amended and Restated Credit Agreement, after giving effect to the amendments thereto contemplated by the Commitment Letter, the “Modified Amended and Restated Credit Agreement”);
WHEREAS, pursuant to the Commitment Letter, the Indemnitor intends to make certain revisions to the financial covenants and calculations thereof contained in the Existing Amended and Restated Credit Agreement and certain other changes (such changes, as described in the term “Facilities”, in the term “Financial Covenants” in Exhibit B to the Commitment Letter (including Annexes II and III to such Exhibit B) and in Exhibit C to the Commitment Letter, the “Credit Agreement Amendments”);
WHEREAS, pursuant to Section 4.13 of the Indemnification and Reimbursement Agreement, the Indemnification and Reimbursement Agreement may be amended, supplemented or modified only by an instrument in writing specifically designated as an amendment signed on behalf of each Party; provided that such amendment does not result in the increase of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement;

WHEREAS, the amendments to the Indemnification and Reimbursement Agreement contemplated herein do not include any such amendment of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement; and
WHEREAS, the Parties desire to amend the Indemnification and Reimbursement Agreement in the manner set forth herein.
NOW, THEREFORE, in accordance with Section 4.13 of the Indemnification and Reimbursement Agreement, the Parties agree as follows:
ARTICLE I
AMENDMENTS
1.1Amendment to Section 3.13 of Exhibit G. Effective on the Effective Date (as hereinafter defined), Section 3.13 of Exhibit G of the Indemnification Agreement is amended and restated in its entirety to read as follows:

“3.13.    Consolidated Total Leverage Ratio. Indemnitor will not, and will cause its Subsidiaries not to, permit the Consolidated Total Leverage Ratio for any period of four consecutive fiscal quarters of Holdings ending on the last day of the fiscal quarter of Holdings ending on or about June 30, 2024 or any fiscal quarter of Holdings ending thereafter, to exceed 3.50 to 1.00.”
ARTICLE II
MISCELLANEOUS

 2.1 References. Each reference in the Indemnification and Reimbursement Agreement shall, unless the context otherwise requires, mean the Indemnification and Reimbursement Agreement as amended by this Amendment. Without limiting the foregoing, the Parties acknowledge that in connection with the execution of this Amendment, the Indemnitor (or Affiliates thereof) and other parties thereto are entering into the Merger Agreement and the Commitment Letter and intend to consummate the transactions contemplated thereby, including the Credit Agreement Amendments. In accordance with the terms set forth in Section 4.14 of the Indemnification and Reimbursement Agreement, upon the Effective Date (as defined below), (a) each reference to “Current Credit Agreement (as in effect on the Amendment and Restatement Date)” in Exhibit G of the Indemnification and Reimbursement Agreement (but excluding such reference in Section 1.01(a) thereof as described in clause (b)(i) immediately below), shall mean the Existing Amended and Restated Credit Agreement (as in effect on the Amendment and Restatement Date) and (b) (i) the reference to “Current Credit Agreement (as in effect on the Amendment and Restatement Effective Date)” in Section 1.01(a) of Exhibit G of the Indemnification and Reimbursement Agreement, solely with respect to capitalized terms used but not defined within Exhibit G to the Indemnification and Reimbursement Agreement that have been revised between the Existing Amended and Restated Credit Agreement and the Modified Amended and Restated Credit Agreement in connection with and in a consistent fashion with the Credit Agreement Amendments and (ii) each other reference to “Current Credit Agreement” in the Indemnification and Reimbursement Agreement (including each section of Exhibit G of the Indemnification and Reimbursement Agreement other than sections of Exhibit G referred to in clause (a) or (b)(i) immediately above) or in the Guarantee Agreement shall, in each case, mean the Modified Amended and Restated Credit Agreement (for the avoidance of doubt, after giving effect to the Credit Agreement Amendments).

2.2 No Other Amendments; Continuing Effect. The amendments set forth herein are limited precisely as written and will not be deemed to be an amendment to any other term or condition of the Indemnification and Reimbursement Agreement or any of the documents referred to therein. Except as expressly amended hereby, the terms and conditions of the Indemnification and Reimbursement Agreement shall continue in full force and effect.
2.3 Representations and Warranties; No Defaults; No Waivers. The representations and warranties contained in Sections 4.2 (a), (b) and (c) of the Indemnification and Reimbursement Agreement are hereby restated by each Party and incorporated herein by reference. Indemnitor represents and warrants that as of the date hereof, no default or event of default has occurred and is continuing under any of the Indemnification and Reimbursement Agreement, the Current Credit Agreement or any other Loan Document (as defined in the Current Credit Agreement), or any other Indebtedness (as defined in the

Current Credit Agreement) of the Indemnitor or any of its subsidiaries. This Amendment is not a waiver of, or consent to, any default or event of default now existing or hereafter arising under the Indemnification and Reimbursement Agreement (as amended by this Amendment), the Current Credit Agreement, any other Loan Document (as defined in the Current Credit Agreement) or any other Indebtedness (as defined in the Current Credit Agreement) of the Indemnitor or any of its subsidiaries.
2.4 Dispute Resolution; Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Interpretation, Etc. The provisions of Section 4.3 (“Dispute Resolution”), Section 4.4 (“Governing Law; Jurisdiction”), Section 4.5 (“Waiver of Jury Trial”), Section 4.6 (“Court-Ordered Interim Relief”) and Section 4.14 (“Interpretation”) of the Indemnification and Reimbursement Agreement are hereby incorporated herein by reference and shall apply mutatis mutandis.
2.5 Successors. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
2.6 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
2.7 Effectiveness. This Amendment shall become upon the effectiveness of the Credit Agreement Amendments (the date of such effectiveness, the “Effective Date”). Notwithstanding anything to the contrary set forth herein, if the Merger Agreement is validly terminated in accordance with the terms set forth therein, then this Amendment shall be and become null and void concurrently with the effectiveness of such valid termination of the Merger Agreement.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

By: /s/ Thilo Huber
Name: Thilo Huber
Title: Vice President and Treasurer

RESIDEO INTERMEDIATE HOLDING INC.

By: /s/ John Heskett
Name: John Heskett
Title: VP Corporate Development and Treasurer

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